ARTHUR
                                    ANDERSEN

                                                           ---------------------
                                                             Arthur Andersen LLP

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                                                           33 West Monroe Street
                                                           Chicago IL 60603-5385



June 29, 1999

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549





Dear Sir or Madam:

We have read Item 4 included in the Form 8-K/A dated June 29, 1999 of MFN Financial Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur andersen LLP



Copy to:
Mr. Jeffrey Weeden, Chief Financial Officer
MFN Financial Corporation